                                EXHIBIT 99.3
           DIVERSIFIED CORPORATE CONSULTING GROUP, LLC AGREEMENTS

















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                Infotec, Form 10-QSB, March 31, 1995, Page 24

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Administrative Offices
DIVERSIFIED CORPORATE CONSULTANT GROUP, LLC
A Delaware Limited Liability Company
BUSINESS CONSULTANTS & ADVISORS

- ------------------------------

William A. Calvo, III, LLM                       Registered & Associated Offices:           Headquarters & Branch Offices:
Managing Member                                  -------------------------------            ------------------------------
                                              c/o Harvard Business Services, Inc.                            53 Wall Street
Honig, Zevallos & Company                                     25 Greystone Manor                                Fifth Floor
Marketing & Public Relations Counsel                       Lewes, Delaware 19958                   New York, New York 10005
                                                        Telephone (800) 345-2677                   Telephone (212) 858-7734
KTL Financial Services, Inc.                           Fax Number (302) 645-7400      Facsimile Transmission (212) 858-7750
Financial Counsel

                                                         10500 S.W. 134th Street                          84 Clum Hill Road
                                                            Miami, Florida 33176                  Elka Park, New York 12427
                                                        Telephone (305) 251-4427                   Telephone (518) 589-9190
                                                       Fax Number (305) 254-4347                  Fax Number (518) 589-0341


                                                                 133 "F" Avenue                 11355 Southeast 54th Avenue
                                                     Coronado, California 92118                    Belleview, Florida 34420
                                                       Telephone (619) 435-2545       Telephones (352) 245-4126  (352) 368-
                                                      Fax Number (619) 435-2014     6525
                                                                                               Mobile Number (352) 812-0347
                                                                                                  Fax Number (352) 245-5913
                                                                                                 E-Mail wacalvo3@praxis.net

                                                                                                      1515 Pear Tree Circle
                                                                                                 Brentwood, Tennessee 37027
                                                                                                   Telephone (615) 370-3239
                                                                                                  Fax Number (615) 371-1899

                                                                                       Please Respond to Belleview, Florida
                                                                                      Address

  April 2, 1996

  Edward Granville-Smith
  Chairman & Chief Executive Officer
  EQUITY GROWTH SYSTEMS, INC.
  22247 New Rochelle Avenue
  Port Charlotte, Florida 33952

  By Facsimile Transmission to (941) 625-4491

     RE:  Professional Engagement

  Dear Mr. Granville-Smith:


       This letter confirms the terms pursuant to which we have been engaged to provide the following services to Equity Growth Systems, inc., a Delaware corporation with shares registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the





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                 Infotec, Form 10-QSB, March 31, 1995, Page 25


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1.     Assist you to organize the Company, develop its constituent documents, develop reorganization agreements pursuant to which the Company will become a holding company for one or more subsidiary corporations in the future.

2. Assist the Company, on an ongoing basis, with acquisitions and, subject to meeting applicable criteria, to consider qualifying it as a business development company pursuant to Sections 55 et. seq. of the Investment Company At of 1939, as amended.

3. Review and comment on the required disclosure documents to be prepared by the Company's legal counsel, complying with the requirements of Securities and Exchange Commission Rule 15c2-11.

4. Recruit and retain at least five market makers for the Company's common stock.

5. Recruit and supervise a financial public relations firm acceptable to the Company's Board of Directors, to assist the Company to disseminate information required in order to permit its securities to realize their proper trading value.

6. Use our best efforts to introduce the Company to at least two journalistic publications in multiple media, and to encourage such publications to feature the Company's progress in communications to subscribers.

7.     (a)  Assist the Company to qualify as a business development company authorized to raise capital pursuant to Securities and Exchange Commission Regulation E, if the Company so desires;

       (b) Assist the Company to list its securities, if eligible, for trading on either one or more national securities exchanges or on the NASDAQ inter dealer quotation system.

8. Use best efforts to induce retail securities brokerage firms to consider the Company's securities as appropriate investments for their retail clients.

9. Assist the Company to effect corporate restructuring designed to maximize its operational efficiency, initiate an acquisitions program, and develop programs to assure compliance with applicable securities laws, with initial legal services to be provided through your legal counsel.



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                 Infotec, Form 10-QSB, March 31, 1995, Page 26

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10.    If required, train the Company's legal and accounting personnel and consultants in proper procedures for its various strategic and tactical plans.


                              TERMS OF ENGAGEMENT

1. We will bill at our standard hourly rates for all work as to which a prior arrangement with different terms has not been entered into. Any documents prepared by us on existing forms will be subject to a $50 per page initial licensing fee augmented by the time spent in personalizing the subject form.

2. In addition to the foregoing, you hereby grant to us an option to purchase 200,000 shares of the Company's common stock registered on Securities and Exchange Commission Form S-8, for the aggregate sum of $80,000.

3. Unless requested by you to the contrary, work will be performed by the person with the lowest billing rate and requisite knowledge and experience.

4. All work requiring legal review will be submitted for approval by you to your legal counsel prior to its use, or, in the alternative, we will engage legal counsel to conduct such review on your behalf. In the latter case, our general counsel will review legal matters pertaining to states in which it is licensed to practice law and matters pertaining to other states will be referred to attorneys licensed in such other states. Payment of all balances due such unrelated attorneys will be your responsibility, notwithstanding our collection function.

5. In addition to our hourly fees, you will be responsible for payment of all costs and disbursements associated with our services. All statements will be paid within 10 days after receipt. In the event additional time is required, the Firm will have the option of selling the account receivable and you agree to pay interest thereon at the monthly rate of 1.5%. In the event collection activities are required, you agree to pay all of our out pocket costs associated therewith. There will be no change or waiver of the provisions contained herein, unless such change is in writing and signed by you and the Firm.

6. Diversified Corporate Consulting Group, L.C., shall have a right of first refusal to arrange all financing for the Company and its affiliates (whether debt or equity, foreign or domestic), during the initial 12 months of this engagement and shall be kept apprised of all capital raising activities by the Company, whether on a debt or equity basis.




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                 Infotec, Form 10-QSB, March 31, 1995, Page 27

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7.     (a)  The Company shall supply Diversified Corporate Consulting Group,
            L.C., on a regular and timely basis with all approved data and information about the Company, its management, its products, and its operations and Company shall be responsible for advising Diversified Corporate Consulting Group, L.C. of any fact which would affect the accuracy of any prior data and information supplied to Diversified Corporate Consulting Group, L.C.

       (b) The Company shall use its best efforts to promptly supply Diversified Corporate Consulting Group, L.C. with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with Diversified Corporate Consulting Group, L.C.'s assistance, with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.

       (c) The Company shall promptly notify Diversified Corporate Consulting Group, L.C. of the filing of any registration statement for the sale of securities and/or of any other event which triggers any restrictions on publicity.

       (d) The Company shall notify Diversified Corporate Consulting Group, L.C. if any information or data supplied by the Company to Diversified Corporate Consulting Group, L.C. has not been released or promulgated to the public.

       (e) The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to Diversified Corporate Consulting Group, L.C. and the Company acknowledges its awareness that Diversified Corporate Consulting Group, L.C., will rely on such continuing representation in disseminating such information and otherwise performing its functions under this engagement letter.

       (f) Diversified Corporate Consulting Group, L.C., in the absence of notice in writing from the Company, may rely on the continuing accuracy of material, information and data supplied by the Company.

8. Final drafts of any matters prepared by us will be reviewed by you and, if legally required, by legal your counsel, to assure that:

       (a)  All required information has been provided;



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                 Infotec, Form 10-QSB, March 31, 1995, Page 28

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       (b)  All materials are presented accurately; and,

       (c) That no materials required to render information provided "not misleading" are omitted.

       Only after such review and approval by you and, if required, your legal counsel, will any documents be filed with regulatory agencies or provided to third parties. Financial data will be reviewed by competent, independent, certified public accountants to be separately retained by you. If required by you, we will assist in selection and supervision of such attorneys and accountants. Such accountants will be required to review and approve all financially related filings, prior to submission to the appropriate regulatory authorities.

9. In the event our services are provided for the benefit of juridical entities other than the Company, no materials for which we are responsible will be submitted to third parties until they have been reviewed and approved as to form and content by all executive officers, directors, partners, joint venturers or persons performing similar roles for the subject juridical entity. The filing of materials prepared by us with any governmental agency or provision of copies thereof to other persons shall be deemed presumptive evidence that our materials have been reviewed and approved as heretofore described.

                           DUE DILIGENCE MATERIALS

       We will upon receipt of a signed copy of this engagement letter. provide you with the following materials:

1. Officers & Directors Questionnaires to be completed by all officers, directors and principal consultants to entities for which we perform services at your request, and then returned to us;

2. A Company Questionnaire to be completed by a knowledgeable person or persons designated by entities for which we perform services at your request and then returned to us (e.g., the Company and entities acquired by it);

3. A memorandum prepared by us acquainting you with the requirements of Securities and Exchange Commission Regulation S-B, which will govern the bulk of required Securities and Exchange Commission disclosure, both in conjunction with fund raising activities and with periodic reporting obligations; and




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                 Infotec, Form 10-QSB, March 31, 1995, Page 29
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4.   A memorandum prepared by us acquainting you with business development companies and Securities and Exchange Commission Regulation E.


     In the event that you desire different arrangements, either in general or for specific projects, we will be glad to consider your proposals; however, all contrary arrangements must be memorialized in a written instrument signed by this firm. Please sign a copy of this transmission and return it to us by facsimile transmission to (352) 245-5913.

       We look forward to a pleasant and mutually profitable relationship.

                               Very truly yours,

                  DIVERSIFIED CORPORATE CONSULTING GROUP, L.C.


                             William A. Calvo, III
                                Managing Member

  The foregoing is hereby accepted, as of the date first above written.


                           Mr. Edward Granville-Smith
                       Chairman & Chief Executive Officer
                         EQUITY GROWTH SYSTEMS, inc.



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                 Infotec, Form 10-QSB, March 31, 1995, Page 30

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into by and among EQUITY GROWTH SYSTEMS, INC., a Delaware corporation with securities registered under the Securities Exchange Act of 1934, as amended ("EGSI"); DIVERSIFIED CORPORATE CONSULTING GROUP, LLC, a Delaware limited liability company ("Diversified"); and, WARREN A. MCFADDEN, an individual residing in the State of Florida ("McFadden;" EGSI, Diversified and McFadden being collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party").

                                P R E A M B L E:

     WHEREAS, McFadden owes EGSI the principal sum of $30,000, plus accrued interest, as reflected in the copy of the promissory note annexed hereto and made a part hereof as exhibit 0.1 (the "Note"), the Note being secured by 18,000,000 shares of the common stock of KSC TECHNOLOGIES, INC., a Maryland corporation ("KSC"); and

     WHEREAS, McFadden is unable to pay such note but owns 110,000 free trading and registered shares of the common stock of EGSI (the "McFadden Stock"); and

     WHEREAS, EGSI desires to enter into an engagement agreement with Diversified, in the form annexed hereto and made a part hereof as exhibit 0.2, pursuant to which, Diversified will provide six months of the consulting services described therein in exchange for the right to purchase 200,000 shares of EGSI common stock, registered on Securities and Exchange Commission Form S-8, for $80,000 (the "Diversified Stock"); and

     WHEREAS, Diversified is willing to enter into such agreement, provided that it also be permitted to acquire the McFadden Stock, in consideration for which, it will agree to assume McFadden's obligations under the McFadden Note and pay to EGSI the total sum of $110,000 in cancellation thereof and as payment for the Diversified Stock, through a short term, non-recourse promissory note, secured by the McFadden Stock and the Diversified Stock; and

     WHEREAS, EGSI and McFadden are agreeable to the foregoing:

     NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

                              W I T N E S S E T H:


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                 Infotec, Form 10-QSB, March 31, 1995, Page 31

FIRST:     TERMS OF EXCHANGE

1.1 McFadden hereby conveys to Diversified all 110,000 free trading and registered shares of the common stock of EGSI held by him, in consideration for Diversified's execution of the Diversified Note in favor of EGSI.

1.2 EGSI hereby agrees to release McFadden from all claims arising under the McFadden Note, in consideration for the replacement thereof by the Diversified Note.

1.3 EGSI hereby agrees to immediately enter into the Diversified Consulting Agreement and to prepare and file a registration statement on Form S-8, registering the 200,000 shares issuable to Diversified thereunder.

1.4 Subject to receipt of the McFadden Stock and to receipt of the S-8 shares referred in Section 1.3, Diversified hereby agrees to execute the Diversified Note.


SECOND:    MUTUAL RELEASES

     In consideration for the exchange of covenants reflected above but excepting only the obligations created by this Agreement, EGSI and McFadden hereby each release, discharge and forgive the other and each of the others officers, directors, partners, agents and employees from any and all liabilities, whether current or inchoate, from the beginning of time until the date of this Agreement.


THIRD:     MISCELLANEOUS

3.1    AMENDMENT.

       No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evinced by a written instrument, subscribed by the Party against which such modification, waiver, amendment, discharge or change is sought.

3.2    NOTICE.

       All notices, demands or other communications given hereunder shall be in writing and


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                     Infotec, Form 10-QSB, March 31, 1995

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
shall be deemed to have been duly given on the first business day after mailing by United States registered or unaudited mail, return receipt requested, postage prepaid, addressed as follows:

                                  To McFadden:
        11680 Point Drive, Dragon Point;  Merritt Island, Florida 32952

                                    To EGSI:
              Post Office Box 9131;  Port Charlotte, Florida 33949
                       Attention:  Edward Granville-Smith

                                To Diversified:
                 84 Clum Hill Road;  Elka Park, New York 12427
                         Attention Joseph D. Radcliffe.

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth. Copies of any notice shall also be sent to William A. Calvo, III, Esquire; William A. Calvo, III, P.C.; by facsimile transmission to (352) 245-5913, who has acted as scribner for the Parties, but, being a managing member of Diversified, has advised McFadden and EGSI to obtain independent legal review hereof on their behalf.

3.3    Merger.

       This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

3.4    Survival.

       The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

3.5    Severability.

       If any provision or any portion of any provision of this Agreement, other than one of


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                      Infotec, Form 10-QSB, March 31, 1995
the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

3.6    GOVERNING LAW.

       This Agreement shall be construed in accordance with the laws of the State of New York and any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Greene County, New York.

3.7    INDEMNIFICATION.

       Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, pursuant to requirements of this Agreement. In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

3.8    LITIGATION.

       In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorney's fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

3.9    BENEFIT OF AGREEMENT.

       The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees.


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                     Infotec, Form 10-QSB, March 31, 1995

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

3.10   Captions.

       The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

3.11   NUMBER AND GENDER.

       All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

3.12   FURTHER ASSURANCES

       The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

3.13   STATUS

       Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lessor-lessee relationship, or principal-agent relationship, rather, the relationships established hereby are those of settling potential litigants.

3.14   COUNTERPARTS

       This Agreement may be executed in any number of counterparts. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart. Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.


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                     Infotec, Form 10-QSB, March 31, 1995

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
3.15   LICENSE.

       This Agreement is the property of William A. Calvo, III, P.C., a New York professional corporation. The use hereof of the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any deviation thereof without William A. Calvo, III, P.C.'s prior written permission is prohibited.

                         *             *             *

       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the 2nd day of April, 1996.

Signed, sealed and delivered
    In Our Presence:

                  DIVERSIFIED CORPORATE CONSULTING GROUP, LLC


______________________________________

______________________________________    _____________________________________
                                          By:  William A. Calvo, III,
                                               Managing Member


                          EQUITY GROWTH SYSTEMS, INC.


______________________________________

______________________________________    ______________________________________
                                          By:  Edward Granville-Smith, President

(CORPORATE SEAL)
                            ATTEST:

_______________________________________

_______________________________________   __________________________________
                                          Charles J. Scimeca, Secretary

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                      Infotec, Form 10-QSB, March 31, 1995

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__________________________________

__________________________________     __________________________________
                                       Warren A. McFadden


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                     Infotec, Form 10-QSB, March 31, 1995

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